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                                                                    EXHIBIT 23.1

                CONSENT OF ERNST & YOUNG, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Employee Stock Purchase Plan and the Amended and Restated 1996 Equity Incentive Plan of Tier Technologies, Inc. of our report pertaining to the financial statements of Sancha Computer Group Pty Ltd dated April 29, 1998 included in the Form 8-K/A of Tier Technologies, Inc. dated May 7, 1998.



                                        /s/ Ernst & Young


Sydney, Australia
May 6, 1998